EXHIBIT 99.77C

Capital Appreciation Fund

Lincoln National Capital Appreciation Fund, Inc., shareholders voted on the following proposals at the special meeting of shareholders on March 18, 2002, or as adjourned. The resulting votes are presented below.

1. To elect five Directors of the Fund to hold office until their respective successors have been duly elected and qualified or until their earlier resignation or removal.

                                   Outstanding     Total    Percent   Percent     Percent
                                      Shares       Voted     For      Withhold    Abstain
                                      ------       -----     ---      --------    -------
John B. Borsch, Jr.                 64,778,295   61,655,664  91.46%     3.72%       0.00%
Kelly D Clevenger                   64,778,295   61,655,664  91.75%     3.43%       0.00%
Nancy L. Frisby                     64,778,295   61,655,664  91.74%     3.44%       0.00%
Barbara S. Kowalczyk                64,778,295   61,655,664  91.69%     3.49%       0.00%
Kenneth G. Stella                   64,778,295   61,655,664  91.60%     3.58%       0.00%

                                               Outstanding     Total     Percent  Percent  Percent
                                                  Shares       Voted       For    Against  Abstain
                                                  ------       -----       ---    -------  -------
2. To approve a sub-advisory agreement with     64,778,295   61,655,664   87.98%    3.46%   3.74%
   Janus Capital Corporation ("Janus").

Lincoln National Capital Appreciation Fund, Inc., shareholders voted on the following proposals at the special meeting of shareholders on December 9, 2002, or as adjourned. The resulting votes are presented below.

1. To elect five Directors of the Fund to hold office until their respective successors have been duly elected and qualified or until their earlier resignation or removal.

                                    Outstanding    Total    Percent   Percent     Percent
                                      Shares       Voted      For     Against     Abstain
                                      ------       -----      ---     -------     -------
John B. Borsch, Jr.                 55,919,029   55,681,634  92.59%     6.99%       0.00%
Kelly D Clevenger                   55,919,029   55,681,634  92.67%     6.91%       0.00%
Nancy L. Frisby                     55,919,029   55,681,634  92.74%     6.84%       0.00%
Barbara S. Kowalczyk                55,919,029   55,681,634  92.28%     7.30%       0.00%
Kenneth G. Stella                   55,919,029   55,681,634  92.34%     7.24%       0.00%

                                                                                      Outstanding   Total   Percent Percent  Percent
                                                                                         Shares     Voted     For   Withhold Abstain
                                                                                         ------     -----     ---   ----------------
2. To approve a reorganization to change Fund from a Maryland corporation to a
    series of a Delaware business trust.                                               55,919,029 55,681,634  87.70%   8.01%   3.87%
3. To approve a proposal that would permit the Fund to enter into or materially change
    sub-advisory agreements with sub-advisers without obtaining stockholder approval.  55,919,029 55,681,634  82.45%  13.20%   3.93%
4.  To approve a new investment management agreement between the Fund and their
     current investment adviser, Delaware Management Company, a series of Delaware     55,919,029 55,681,634  86.34%   9.39%   3.85%
     Management Business Trust.
5. To approve the amendment of certain Fundamental Investment Restrictions.
    5A) Amendment to Fundamental Restrictions on Concentration of Investments in
           the Same Industry.                                                          55,919,029 55,681,634  84.84%   9.29%   5.45%
    5B) Amendment to Fundamental Restrictions on Borrowing Money and Issuing
           Senior Securities.                                                          55,919,029 55,681,634  84.51%   9.60%   5.47%
    5C) Amendment to Fundamental Restrictions on Underwriting.                         55,919,029 55,681,634  84.82%   9.25%   5.51%
    5D) Amendment to Fundamental Restrictions on Investments in Real Estate.           55,919,029 55,681,634  84.98%   9.26%   5.34%
    5E) Amendment to Fundamental Restrictions on Investments in Commodities or
           Commodity Issues.                                                           55,919,029 55,681,634  84.45%   9.67%   5.46%
    5F) Amendment to Fundamental Restrictions on Lending.                              55,919,029 55,681,634  84.54%   9.47%   5.57%
    5G) Amendment to Fundamental Restrictions on Diversification.                      55,919,029 55,681,634  84.98%   9.23%   5.37%
6. To approve the elimination of certain Fundamental Investment Restrictions.
    6A) Elimination of Fundamental Restrictions on Investments in Other Investment
           Companies.                                                                  55,919,029 55,681,634  82.41%  11.86%   5.31%
    6B) Elimination of Fundamental Restrictions on Selling Securities Short.           55,919,029 55,681,634  82.15%  12.03%   5.40%
    6C) Elimination of Fundamental Restrictions on Margin Transactions                 55,919,029 55,681,634  82.10%  12.16%   5.32%
    6D) Elimination of Fundamental Restrictions on Pledging Fund Assets.               55,919,029 55,681,634  82.09%  12.07%   5.42%
    6E) Elimination of Fundamental Restrictions on Illiquid and Restricted Securities. 55,919,029 55,681,634  82.14%  12.03%   5.41%
    6F) Elimination of Fundamental Restrictions on Purchase of Put and Call Options.   55,919,029 55,681,634  82.21%  12.00%   5.37%
    6G) Elimination of Fundamental Restrictions on Investments in Companies for the
           Purpose of Acquiring Control.                                               55,919,029 55,681,634  82.40%  11.77%   5.41%